SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

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Armco Metals Holdings, Inc.
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NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 6, 2015

We will hold the 2015 annual meeting of stockholders of Armco Metals Holdings, Inc. at the meeting room of Armco Metals (Shanghai) Holding, Ltd., Room 808, Aetna Tower, No. 107 Zunyi Road, Shanghai, China on November 6, 2015 at 9:00 am local time. At the annual meeting you will be asked to vote on the following matters:

●	the election of four directors,
●	the ratification of the appointment of MaloneBailey , LLP as our independent registered public accounting firm,
●	the approval of the third amendment to our Amended and Restated 2009 Stock Incentive Plan to increase the number of shares of our common stock authorized for issuance under the plan;
●	the approval of the issuance of in excess of 19.99% of our outstanding common stock upon the possible conversion of an outstanding loan; and
●	any other business as may properly come before the meeting.

The board of directors has fixed the close of business on September 8, 2015 as the record date for determining the stockholders that are entitled to notice of and to vote at the 2015 annual meeting and any adjournments thereof.

All stockholders are invited to attend the annual meeting in person. Your vote is important regardless of the number of shares you own. Please vote your shares by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, or, if you request printed copies of the proxy materials by mail, you can also vote by mail, by telephone or by facsimile.

By Order of the Board of Directors
/s/ Kexuan Yao
San Mateo, CA	Kexuan Yao
September 25, 2015	Chairman and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on November 6, 2015: This proxy statement, along with our Annual Report on Form 10-K for the year ended December 31, 2014, are available free of charge on our website www.armcometals.com.

ARMCO METALS HOLDINGS, INC.

PROXY STATEMENT

2015 ANNUAL MEETING OF STOCKHOLDERS

TABLE OF CONTENTS

		Page No.
General Information		1
Proposal 1 -	Election of directors	3
Proposal 2 -	Ratification of appointment of MaloneBailey, LLP	4
Proposal 3 -	The approval of the fourth amendment to our Amended and Restated 2009 Stock Incentive Plan to increase the number of shares of our common stock authorized for issuance under the plan	5
Proposal 4 -	The approval of the issuance of in excess of 19.99% of our outstanding common stock upon the possible conversion of an outstanding loan.	12
Other Matters		14
Dissenter’s Rights		14
Corporate Governance		14
Executive Compensation		20
Principal Stockholders		24
Certain Relationships and Related Transactions		25
Stockholder Proposals to be Presented at the Next Annual Meeting		27
Availability of Annual Report on Form 10-K		27
Stockholders Sharing the Same Last Name and Address		27
Where You Can Find More Information		28

Appendix A	Fourth Amendment to 2009 Plan
Appendix B	Agreement dated September 8, 2015 between Armco Metals Holdings, Inc. and Shanghai Wisdom & Wealth Investment & Management Co., Ltd.

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on our current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those set forth in the section on forward-looking statements, in the risk factors in Item 1.A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 as filed with the Securities and Exchange Commission, as amended (the “2014 10-K”) and our subsequent filings with the Securities and Exchange Commission.

i

Stockholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

2015 ANNUAL MEETING OF STOCKHOLDERS

General Information

The accompanying proxy is solicited by the board of directors of Armco Metals Holdings, Inc. for use at our 2015 annual meeting of stockholders to be held on November 6, 2015, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of 2015 Annual Meeting of Stockholders. The date of this proxy statement is September 25, 2015, the approximate date on which this proxy statement and the enclosed proxy were first sent or made available to our stockholders.

This proxy statement and the accompanying proxy card are being mailed to owners of our common shares in connection with the solicitation of proxies by the board of directors for the 2015 annual meeting of stockholders. This proxy procedure is necessary to permit all common stockholders, many of whom live throughout the United States and are unable to attend the 2015 annual meeting in person, to vote. We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.

Electronic Access. To access our proxy statement and 2014 10-K electronically, please visit our corporate website at www.armcometals.com. The information which appears on our website is not part of this proxy statement.

Voting Securities. Only our stockholders of record as of the close of business on September 8, 2015, the record date for the 2015 annual meeting, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 8,179,701 shares of our common stock issued and outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the 2015 annual meeting. Each holder of record as of that date is entitled to one vote for each share held. In accordance with our by-laws, the presence of at least 33 1/3% of the voting power, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum which is required in order to hold 2015 annual meeting and conduct business. Presence may be in person or by proxy. You will be considered part of the quorum if you voted on the Internet, by telephone, by facsimile or by properly submitting a proxy card or voting instruction form by mail, or if you are present and vote at the 2015 annual meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. The routine matter to be voted upon at our 2015 annual meeting is the ratification of the appointment of our independent registered public accounting firm. The remaining proposals to be voted on at our 2015 annual meeting are not considered routine matters.

Voting of Proxies. All valid proxies received prior to the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted by the individuals named on the proxy card as recommended by the board of directors. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is exercised, by delivering to our Corporate Secretary a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. A stockholder wanting to vote in person at the 2015 annual meeting and holding shares of our common stock in street name must obtain a proxy card from his or her broker and bring that proxy card to the 2015 annual meeting, together with a copy of a brokerage statement reflecting such share ownership as of the record date.

Board of Directors Recommendations. The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4.

Attendance at the Meeting. You are invited to attend the annual meeting only if you were an Armco Metals stockholder or joint holder as of the close of business on September 8, 2015, the record date, or if you hold a valid proxy for the 2015 annual meeting. In addition, if you are a stockholder of record (owning shares in your own name), your name will be verified against the list of registered stockholders on the record date prior to your being admitted to the annual meeting. If you are not a stockholder of record but hold shares through a broker or nominee (in street name), you should provide proof of beneficial ownership on the record date, such as a recent account statement or a copy of the voting instruction card provided by your broker or nominee. The meeting will begin at 9:00 am local time. Check-in will begin at 8:00 am local time.

Communication with our Board of Directors. You may contact any of our directors by writing to them c/o Armco Metals Holdings, Inc., 1730 S. Amphlett Boulevard, Suite 230, San Mateo, CA 94402. Each communication should specify the applicable director or directors to be contacted as well as the general topic of the communication. We may initially receive and process communications before forwarding them to the applicable director. We generally will not forward to the directors a stockholder communication that is determined to be primarily commercial in nature, that relates to an improper or irrelevant topic, or that requests general information about Armco Metals. Concerns about accounting or auditing matters or communications intended for non-management directors should be sent to the attention of the Chairman of the Audit Committee at the address above. Our directors may at any time review a log of all correspondence received by Armco Metals that is addressed to the independent members of the Board and request copies of any such correspondence.

Who can help answer your questions? If you have additional questions after reading this proxy statement, you may seek answers to your questions by writing, calling or emailing:

Armco Metals Holdings, Inc.

Attention: Caiqing (Christina) Xiong, Corporate Secretary

1730 S. Amphlett Boulevard

Suite 230

San Mateo, CA 94402

Telephone: (650) 212-7620

Facsimile: (650) 212-7630

PROPOSAL 1

ELECTION OF DIRECTORS

The Board, upon recommendation by the Nominating and Corporate Governance Committee, has nominated Messrs. Kexuan Yao, William Thomson, Kam Ping Chan and Weiping Shen for election as directors, each to hold office until the 2016 annual meeting of stockholders or until his successor has been duly elected and qualified.

The following is biographical information on the current members of our board of directors who are standing for re-election:

Name	Age	Positions	Director Since
Kexuan Yao	43	Chairman, Chief Executive Officer	2008
William Thomson	73	Director	2009
Kam Ping Chan	63	Director	2010
Weiping Shen	44	Director	2015

Kexuan Yao. Mr. Yao has served as the Chairman of the board of directors and Chief Executive Officer since June 2008. Mr. Yao has served as the Chairman and General Manager of our Armco Metals International Limited, formerly known as Armco & Metawise (H.K) Limited subsidiary since its inception in 2001. From 1996 to 2001, Mr. Yao served as the General Manager of the Tianjian Branch for Zhengzhou Gaoxin District Development Co., Ltd., a Chinese metal distribution business. While at Zhengzhou Gaozin District Development Co., Ltd., his main responsibility was the management of the iron ore import department, which coordinated the delivery of iron ore from around the world into China. Mr. Yao received a bachelor’s degree from Henan University of Agriculture in 1996 and obtained an EMBA degree from the China Europe International Business School (CEIBS) in 2012.

William Thomson. Mr. Thomson has been a member of our board of directors since July 2009. Mr. Thomson is a managing partner of Mercana Growth Partners since 2009, a leading merchant banking and crisis management company. Prior to 2009, he was the president of Thomson Associates Inc. for more than 30 years. Mr. Thomson sits on the board of directors of the following public companies: Asia Bio Chem Group Co. Ltd. since 2008, Chile Mining Technologies Inc. since 2010 and the Score Inc. since 2004. During the past 10 years, Mr. Thomson was previously on the board of directors of the following public companies: Atlast Pain & Injury Solutions Inc. from June 2006 to March 2007, China Automotive Systems Inc. from September 2003 to July 2010, Greater China Capital Inc. from February 2010 to February 2012, Industrial Minerals Inc. from March 2007 to June 2009, JITE Technologies Inc. from September 2005 to February 2007, Maxus Technologies Inc. from February 2004 to June 2010, Med Emerg International Inc. from February 1998 to May 2004, Open EC Technologies Inc. from November 2005 to November 2009 and YTW Weslea Growth Capital Corp. From October 2004 to September 2005, Mr. Thomson received his bachelors’ degree in Business Commerce from Dalhousie University in 1961, and became a Chartered Accountant affiliated with the Institute of Chartered Accountants in 1963.

Kam Ping Chan Mr. Chan has been a member of our board of directors since September 2010. Since 1994, Mr. Chan has been the Chairman and Executive Director of PNK International, Ltd. and Beston Holdings Group, Ltd. which are engaged in the distribution of metal and metal ore. From 2003 to 2004 Mr. Chan was the Director of International Mineral Limited, an iron ore company, which was acquired by the CITIC PACIFIC in 2004. International Mineral Ltd. was engaged in iron ore exploration and production. From 1989 to 1994, Mr. Chan managed the trading department of Prosperous Enrich, Ltd. which was engaged in importing minerals and ore into the Asian market. From 1985 to 1988 Mr. Chan served as a trader at Cargill Limited in Hong Kong. Mr. Chan graduated from China Fujian Teachers University in 1976 with a bachelor degree in English.

Weiping Shen. Mr. Shen has been a member of our board of directors since February 2015. He previously served on our board from May 2012 to November 2014. Mr. Shen has been acting as the partner of Shanghai Milestone Assets Management Co., Ltd. since May 2011, where he is the chief researcher and has developed strict investment research practice systems and procedures. Prior to that, Mr. Shen was a TV show host, commenter and journalist with Shanghai Yicai Media Co., Ltd. from July 2003 to May 2011, during which time he hosted shows on the financial channel and was recognized as one of the "Top Ten Outstanding Young Chinese Financial Practitioners in Shanghai".

There are no family relationships between any of the directors.

Required vote

The four candidates receiving the highest number of affirmative votes at the 2015 annual meeting will be elected directors. Abstentions, broker non-votes and withheld votes will have no effect on the outcome of the vote. In the event any director nominee is unable or unwilling to serve as a director, the individual named as proxy on the proxy card will vote the shares that he represents for election of such other person as the board of directors may recommend. The Board has no reason to believe that any director nominee will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION

OF THE DIRECTOR NOMINEES.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY LLP

The Audit Committee has appointed MaloneBailey LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2015. Representatives of MaloneBailey LLP will be present at the annual meeting and will have an opportunity to make a statement or to respond to appropriate questions from stockholders. Although stockholder ratification of the appointment of our independent auditor is not required by our by-laws or otherwise, we are submitting the selection of MaloneBailey LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for our company. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a changes would be in our best interests.

Fees and services

The following table shows the fees that were billed for the audit and other services provided by MaloneBailey LLP for 2014 and 2013 and by our former auditor during the 2013 period:

	2014	2013

Audit Fees	$151,517	$170,000
Audit-Related Fees	-	-
Tax Fees	-	7,500
All Other Fees	-	12,500
Total	$151,517	$190,000

Audit Fees — This category includes the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees — This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consultation regarding our correspondence with the Securities and Exchange Commission and other accounting consulting.

Tax Fees — This category consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees — This category consists of fees for other miscellaneous items.

Our board of directors has adopted a procedure for pre-approval of all fees charged by our independent registered public accounting firm. Under the procedure, the Audit Committee of the Board approves the engagement letter with respect to audit, tax and review services. Other fees are subject to pre-approval by the Audit Committee of the Board. The audit and tax fees paid to the auditors with respect to 2014 were pre-approved by the Audit Committee of the board of directors.

Vote required

The ratification of the appointment of MaloneBailey LLP will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION

OF THE APPOINTMENT OF MALONEBAILEY LLP.

PROPOSAL 3

APPROVAL OF FOURTH AMENDMENT TO THE AMENDED AND RESTATED

2009 STOCK INCENTIVE PLAN TO, INCREASE THE NUMBER

OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE PLAN

On August 12, 2015, our board of directors, acting upon the recommendation of the Compensation Committee, has approved a fourth amendment to our Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan”) for an increase in the number of authorized shares of common stock under the 2009 Plan by an additional 600,000 shares (the “Amendment”) and recommends that the amendment be approved and adopted by the Company’s stockholders and directs that such proposal be submitted at the 2015 annual meeting.

On October 26, 2009, our board of directors adopted the 2009 Stock Incentive Plan and authorized 120,000 shares of our common stock to be reserved for issuance in accordance with the terms of the 2009 Plan. The 2009 Plan is intended to enhance our ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve our company and to expend maximum effort to improve our business results and earnings, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in our operations and future success.

On May 19, 2011, our board of directors adopted an amendment and restatement of the 2009 Plan which was subsequently approved at our 2011 annual meeting of stockholders held on July 9, 2011. The primary purpose for the amended and restated plan was to increase the number of shares of our common stock available for issuance thereunder by 100,000 shares to 220,000 shares. Thereafter, as set forth below our Board has approved three amendments to the 2009 Plan, each increasing the number of shares of our common stock which are available for issuance thereunder, and each of these amendments was subsequently approved by our stockholders. All per share historic information regarding the 2009 Plan gives effect to the 1:10 reverse stock split of our common stock effective January 9, 2015 which also automatically adjusted the number of shares of common stock authorized for issuance under the 2009 Plan, as well as underlying outstanding grants, on the same ratio.

Amendment number	Date approved by board of directors	Date approved by stockholders	Number of plan shares increased to

First	March 29, 2012	July 13, 2012	520,000
Second	May 3, 2013	July 2, 2013	820,000
Third	May 17, 2014	November 17, 2014	1,120,000

In light of the equity grants made over the past years as part of our ongoing efforts to utilize cash-alternative resource to retain our senior management team and other key employees, the board of directors has determined that the number of shares currently available under the 2009 Plan does not give us sufficient authority and flexibility to adequately provide for further long-term incentives. Our board of directors has not allocated any portion of these additional shares for future grants if this proposal 3 is approved at the 2015 annual meeting.

As of June 30, 2015:

•	a total of 30,000 shares of our common stock were subject to outstanding options under the 2009 Plan;

•

a total of 1,120,000 shares of our common stock were subject to outstanding restricted stock awards under the 2009 Plan. For purposes of clarity, this number includes the restricted stock component of the compensation of the named executive officers described elsewhere in this proxy statement; and

•

a total of 34,432 shares of our common stock were available for new award grants under the 2009 Plan. This number of shares does not include any additional shares that we would be required to issue if all of the remaining vesting conditions of the compensation of the named executive officers described elsewhere in this proxy statement were satisfied.

The proposed share increase would facilitate our ability to continue to grant equity incentives pursuant to the 2009 Plan, which our management believes are vital to our ability to attract and retain employees, officers, directors and other eligible participants upon whose judgment, initiative and effort we depend. The issuance of award under the 2009 Plan to these eligible participants is designed to align the interests of such participants with those of our stockholders. Our employees are some of our most valuable assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals.

The proposed amendment to the 2009 Plan increases the number of shares of common stock that may be issued as awards under the 2009 Plan by 600,000 shares, or approximately 7.34% of the 8,179,701 shares of common stock outstanding as of September 8, 2015. As amended, the 2009 Plan will continue to provide that all of the shares authorized for issuance (including the increased shares) may be granted as equity incentive and the 2009 Plan will also continue to provide for appropriate adjustments in the number of shares in the event of a stock dividend, recapitalization, merger or similar transaction.

The following are the material terms of the 2009 Plan, as amended by the proposed amendment. The following is qualified in its entirety by reference to the 2009 Plan, a copy of which is may be obtained from our Corporate Secretary upon request, and the Amendment, a copy of which is attached hereto as Appendix A.

Material terms of the 2009 Plan

Administration. The 2009 Plan is administered by the Compensation Committee of the board of directors. The Compensation Committee has the authority to take all actions and to make all determinations required or provided for under the 2009 Plan, and its interpretations and decisions with regard thereto are final and conclusive.

Participation. Participants in the 2009 Plan are our eligible officers, directors, employees, advisors and consultants who, in the judgment of the board of directors, are performing, or during the term of their incentive arrangement, will perform important services in our management and operations and are expected to significantly contribute to long-term corporate economic objectives, as well as any other person or entity whose participation is determined to be in our best interests by the Compensation Committee.

Amendment and Termination. The board of directors is authorized to amend, suspend or terminate the 2009 Plan as to any shares of our common stock as to which awards have not been made. Any amendment to the 2009 Plan, however, will be subject to receipt of the approval of our stockholders if stockholder approval of the amendment is required by any law or regulation or the listing rules of the NYSE MKT (or any other stock exchange on which our common stock is listed in future), or to the extent determined by the board of directors. Stockholder approval will be required for any proposed amendment to the 2009 Plan provisions, which are described below, that prohibit the repricing of outstanding stock options or stock appreciation rights or that generally require the option price of any stock option to be at least equal to the fair market value of our common stock on the option grant date. Without the consent of the affected grantee of an outstanding award, no amendment, suspension or termination of the 2009 Plan may impair the rights or obligations under that award.

Limitations on Awards. The 2009 Plan contains limitations on the number of shares available for issuance with respect to specified types of awards. During any time when we have a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934:

●     the maximum number of shares of our common stock subject to stock options or stock appreciation rights (SARs) that may be granted under the 2009 Plan in a calendar year to any person eligible for an award will be 130,000 shares;

●     the maximum number of shares of our common stock that may be granted under the 2009 Plan, other than pursuant to stock options or SARs, in a calendar year to any person eligible for an award will be 130,000 shares; and

●     the maximum amount that may be paid as a cash-settled performance-based award will be $1,000,000 for a performance period of 12 months or less and $5,000,000 for a performance period of greater than 12 months.

The maximum number of shares available for issuance pursuant to incentive stock options granted under the 2009 Plan will be the same as the number of shares available for issuance under the 2009 Plan.

Options. Under the 2009 Plan, the Compensation Committee may grant both incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and options that are not qualified as incentive stock options ("NSOs"). ISOs may only be granted to persons who are our employees and the fair market value at the date of grant of the shares of stock with respect to which all ISO’s held by a particular grantee become exercisable for the first time during any calendar year does not exceed $100,000. ISOs and NSOs must be granted a an exercise price that is at least the fair market value of the common stock on the date of grant and the term of these options cannot exceed 10 years from the date of grant. The exercise price of an ISO granted to a holder of more than 10% of our common stock must be at least 110% of the fair market value of the common stock on the date of grant, and the term of these options cannot exceed five years. All of the authorized shares of common stock under the 2009 Plan are available for grant as ISOs.

Stock Appreciation Rights. Under the 2009 Plan, the Compensation Committee may grant SARs that confer on the grantee a right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of our common stock on the date of exercise over (b) the grant price of the SAR (which shall be at least the grant date fair market value of a share of our common stock) as determined by the committee. The term of each SAR is 10 years from the date of grant of the SAR.

Stock Awards. Under the stock component of the 2009 Plan, the committee may, in selected cases, grant to a plan participant a given number of shares of restricted stock, stock units or unrestricted stock. Restricted stock under the 2009 Plan is common stock restricted as to sale pending fulfillment of such vesting schedule and requirements as the Compensation Committee may determine. Prior to the lifting of the restrictions, the participant will nevertheless be entitled to receive dividends on, and to vote the shares of, the restricted stock. Stock units are a right to be delivered shares of common stock upon fulfillment of such vesting schedule and requirements as the Compensation Committee may determine. Grantees of stock units will have no voting or dividend rights or other rights associated with stock ownership, although the committee may award dividend equivalent rights on such units.

Dividend Equivalent Rights. Under the 2009 Plan, the Compensation Committee may grant dividend equivalent rights (“Dividend Equivalent Rights”) that confer on the grantee a right to receive cash, shares of our common stock, other awards or property equal in value to dividends paid with respect to a specified number of shares of our common stock, or other periodic payments. The specific terms and conditions of Dividend Equivalent Rights are as specified by the Compensation Committee at the time of the grant.

Performance Shares and Other Performance-Based Awards. The Compensation Committee may award performance shares and other performance-based awards in such amounts and upon such terms as the committee may determine. Each grant of a performance-based award will have an initial value or target number of shares of common stock that is established by the Compensation Committee at the time of grant. The committee may set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and number of performance shares or other performance-based awards that will be paid out to a grantee. The performance goals generally will be based on one or more of the performance measures described below. The Compensation Committee will establish the performance periods for performance-based awards. Performance-based awards may be payable in cash or shares of common stock, or a combination thereof, as determined by the committee.

The 2009 Plan identifies some conditions that may warrant revision or alteration of performance goals after they are established by the Board. Such conditions may include the following:

●	asset write-downs;
●	litigation or claims, judgments or settlements;
●	the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results;
●	any reorganization or restructuring events or programs;
●	extraordinary, non-core, non-operating or non-recurring items;
●	acquisitions or divestitures; and
●	foreign exchange gains and losses.

Performance Measures. The 2009 Plan is designed to permit the granting of awards to covered executive officers that will constitute qualified performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. Section 162(m) generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1,000,000 paid by a publicly traded corporation to its principal executive officer or any of the three other most highly compensated officers (excluding the principal financial officer), as determined in accordance with the applicable rules under the Securities Exchange Act of 1934. Under the Internal Revenue Code, however, there is no limitation on the deductibility of compensation paid to such officers, who are referred to as “covered executive officers,” that represents qualified performance-based compensation as determined under the Internal Revenue Code. To constitute qualified performance-based compensation, the compensation paid by us to our covered executive officers must be paid solely on account of the achievement of one or more objective performance goals established in writing while the achievement of such goals is substantially uncertain. Performance goals may be based on one or more performance measures consisting of business criteria that apply to the covered officer, a business unit or our company on an individual or a consolidated basis, but need not be based on an increase or positive result under the business criteria selected. The board of directors and the Compensation Committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if the performance goal is achieved.

The 2009 Plan authorizes the establishment of performance goals based on any one or more of the following performance measures:

●	net earnings or net income;
●	operating earnings;
●	pretax earnings;
●	earnings per share;
●	share price, including growth measures and total stockholder return;
●	earnings before interest and taxes;
●	earnings before interest, taxes, depreciation and/or amortization;
●	earnings before interest, taxes, depreciation and/or amortization as adjusted to exclude any one or more of the following:
● stock-based compensation expense;
● income from discontinued operations;
● gain on cancellation of debt;
● debt extinguishment and related costs;
● restructuring, separation and/or integration charges and costs;
● reorganization and/or recapitalization charges and costs;
● impairment charges;
● gain or loss related to investments;
● sales and use tax settlement; and
● gain on non-monetary transaction;
●	sales or revenue growth, whether in general, by type of product or service, or by type of customer;
●	gross or operating margins;
●	return measures, including return on assets, capital, investment, equity, sales or revenue;
●	cash flow, including:
● operating cash flow;
●

free cash flow, defined as earnings before interest, taxes, depreciation and/or amortization (as adjusted to exclude any one or more of the items that may be excluded pursuant to the performance measure above relating to earnings before interest, taxes, depreciation and/or amortization and one or more other specified adjustments) less capital expenditures;

● levered free cash flow, defined as free cash flow less interest expense;
● cash flow return on equity; and
● cash flow return on investment;
●	productivity ratios;
●	plant productivity measures;
●	measures of operating performance;
●	expense targets;
●	market share;
●	financial ratios as provided in credit agreements of our company and its subsidiaries;
●	working capital measures;
●	entry into and performance of customer and supplier contracts;
●	completion of acquisitions of businesses or companies;
●	completion of divestitures and asset sales; or
●	any combination of the foregoing business criteria.

Performance under any of the foregoing performance measures may be used to measure the performance of:

●	our company and its subsidiaries as a whole,
●	our company, any subsidiary, and/or any other affiliate or any combination thereof, or
●	any one or more of our business units, any subsidiary, and/or any other affiliate, as the board of directors deems appropriate.

In addition, performance under any of the performance measures may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the committee. The Compensation Committee may select performance under the performance measure of share price for comparison to performance under one or more stock market indices designated or approved by the committee. The Compensation Committee has the authority to provide for accelerated vesting of any performance-based award based on the achievement of performance goals pursuant to the performance measures. The committee also has the discretion to adjust awards that are intended to qualify as performance-based compensation, either on a formula or discretionary basis, or on any combination thereof, as it determines in a manner consistent with the requirements of Section 162(m) for deductibility.

Federal Income Tax Consequences of the 2009 Plan. The following summarizes the U.S. federal income tax consequences of awards that may be granted under the 2009 Plan.

Incentive Stock Options. An option holder will not realize taxable income upon the grant of an incentive stock option under the 2009 Plan. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option. An option holder’s alternative minimum taxable income, however, will be increased by the amount by which the aggregate fair market value of the shares underlying the option, which is generally determined as of the date of exercise, exceeds the aggregate exercise price of the option. Further, except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option will cease to be treated as an incentive stock option and will be subject to taxation under the rules applicable to non-qualified stock options, as summarized below.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition will depend upon whether the disposition is “qualifying” or “disqualifying.” The disposition of the option shares will be a qualifying deposition if it is made at least two years after the date on which the incentive stock option was granted and at least one year after the date on which the incentive stock option was exercised. If the disposition of the option shares is qualifying, any excess of the sale price of the option shares over the exercise price of the option will be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is a disqualifying disposition, the excess of the fair market value of the option shares on the date of disposition over the exercise price will be taxable income to the option holder at the time of the disposition. Of that income, the amount up to the excess of the fair market value of the shares at the time the option was exercised over the exercise price will be ordinary income for income tax purposes and the balance, if any, will be long-term or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised.

Unless an option holder engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an incentive stock option. If an option holder engages in a disqualifying disposition, we will be entitled to a deduction equal to the amount of compensation income taxable to the option holder. If an option holder pays the exercise price of an incentive stock option by tendering shares with a fair market value equal to part or all of the exercise price, the exchange of shares will be treated as a nontaxable exchange, except that this treatment will not apply if the option holder acquired the shares being tendered pursuant to the exercise of an incentive stock option and has not satisfied the special holding period requirements summarized above. The tax basis of the shares tendered to pay the exercise price will be treated as the substituted tax basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares.

Non-Qualified Stock Options. An option holder will not realize taxable income upon the grant of a non-qualified stock option. When an option holder exercises the option, however, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will constitute compensation income taxable to the option holder. We will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with applicable reporting requirements and Section 162(m) of the Internal Revenue Code. If an option holder tenders shares in payment of part or all of the exercise price of a non-qualified stock option, no gain or loss will be recognized with respect to the shares tendered, even if the shares were acquired pursuant to the exercise of an incentive stock option. In such an event, the option holder will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares tendered will be treated as the substituted tax basis for an equivalent number of shares received, and the shares received will be treated as having been held for the same holding period as the holding period that expired with respect to the tendered shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income, just as if the option holder had paid the exercise price in cash.

Restricted Stock. A grantee of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award if the common stock is subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). The grantee, however, may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the shares on the date on which the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year in which the restrictions lapse. We will be entitled to a deduction for compensation paid equal to the amount treated as compensation income to the grantee in the year in which the grantee is taxed on the income, if we comply with applicable reporting requirements and Section 162(m) of the Internal Revenue Code.

Dividend Equivalents Rights. Grantees under the 2009 Plan who receive awards of dividend equivalent rights will be required to recognize ordinary income in the amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units. A distribution of common stock or a payment of cash in satisfaction of stock units will be taxable as ordinary income when the distribution or payment is actually or constructively received by the recipient. The amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date it is received or, in the case of a cash award, the amount of the cash payment. We will be entitled to deduct the amount of such payments when such payments are taxable as compensation to the recipient if we comply with applicable reporting requirements and Section 162(m) of the Internal Revenue Code.

Stock Appreciation Rights. The grant of SARs will not result in taxable income to the participant or a deduction to us. Upon exercise of a SAR, the holder will recognize ordinary income in an amount equal to the cash or the fair market value of the common stock received by the holder. We will be entitled to a deduction equal to the amount of any compensation income taxable to the grantee, subject to Section 162(m) of the Internal Revenue Code and, as to SARs that are settled in shares of common stock, if we comply with applicable reporting requirements.

Unrestricted Stock. A holder of shares of unrestricted stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares on the date of the award, reduced by the amount, if any, paid for such shares. We will be entitled to deduct the amount of any compensation income taxable to the grantee if it complies with applicable reporting requirements and Section 162(m) of the Internal Revenue Code. Upon the holder’s disposition of shares of unrestricted stock, any gain realized in excess of the amount reported as ordinary income will be reportable by the holder as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the holder has held the shares for more than one year. Otherwise, the capital gain or loss will be short-term.

Tax Withholding. Payment of the taxes imposed on awards made under the 2009 Plan may be made by withholding from payments otherwise due and owing to the holder.

Vote required

The Amendment will be approved if there is a quorum and the votes cast “FOR” the proposal exceeds those cast against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” APPROVAL OF THE FOURTH AMENDMENT TO THE 2009 PLAN

PROPOSAL 4

APPROVAL OF THE ISSUANCE OF IN EXCESS OF 19.99% OF OUR OUTSTANDING COMMON STOCK UPON THE POSSIBLE CONVERSION OF AN OUTSTANDING LOAN

Background of proposal

As previously disclosed in our filings with the Securities and Exchange Commission, the property, plant and equipment and land use rights of Armco (Lianyungang) Renewable Metals, Inc., an entity organized under the laws of the People's Republic of China and our wholly-owned subsidiary which we refer to as Renewable Metals, were partial collateral for loans of RMB50,000,000 (approximately $8,135,373) made by the Bank of China Lianyungang Branch between March 2013 and May 2013. The proceeds of these loans were used for general working capital. On December 25, 2014, China Orient Asset Management Corporation, an organization authorized by the People’s Bank of China to dispose of bad assets from banks, primarily from the Bank of China, transferred the loan to Lianyungang Chaoyang Investment Construction Development Co., Ltd., an entity organized under the laws of the People's Republic of China which we refer to as Lianyungang Chao Yang, and the related collateral was released as of December 31, 2014. On March 6, 2015, Lianyungang Chao Yang, an unrelated third party, agreed to waive 50% of the loan (RMB25,000,000, approximately $4,060,617), thereby reducing the principal balance to RMB25,000,000 (approximately $4,075,205, accounting for the change in the foreign currency translation of RMB to U.S. dollars). We refer to this amount as the Loan. In connection therewith, we recognized a one-time gain on forgiveness of debt of $4,081,366 during the first half of 2015. Lianyungang Chao Yang also modified additional terms of the Loan, which included an obligation to make minimum repayments of not less than RMB5,000,000 in April 2015 and thereafter of not less than RMB 2,500,000 per month until the maturity date of the Loan on December 31, 2015. We have not made the scheduled repayments and at June 30, 2015 we owed $4,092,457 under the Loan. On September 7, 2015 we entered into a Guaranty for the benefit of Lianyungang Chao Yang pursuant to which we guaranteed the repayment of the Loan by Renewable Metals.

On September 7, 2015, Lianyungang Chao Yang entered into a Debt Purchase Agreement with Shanghai Wisdom & Wealth Investment & Management Co., Ltd., an entity organized under the laws of the People's Republic of China which we refer to as Wisdom & Wealth, pursuant to which Wisdom & Wealth purchased the Loan from Lianyungang Chao Yang and the Guaranty was transferred to Wisdom & Wealth in connection with its acquisition of the Loan. Thereafter, on September 8, 2015 we entered into an Agreement with Wisdom & Wealth, which we refer to as the Agreement, pursuant to which, from time to time until the maturity date, Wisdom & Wealth may convert the Loan into shares of our common stock at a conversion price equal to 85% of volume weighed average price (VWAP) for the common stock during the 10 trading days prior to the conversion date, with a floor conversion price of $0.20 per share, providing certain conditions precedent described below are satisfied. Any additional amounts which become payable by us over and above the outstanding amount of the Loan after the date of the Agreement, such as interest, are not convertible into shares of our common stock and will be paid by us in cash. Under the terms of the Agreement, once the Loan becomes convertible Wisdom & Wealth agreed not to exercise any control over our company or otherwise attempt to influence our management and to vote any shares of our common stock it may own on the same proportion as our other stockholders on all matters submitted to a vote of our stockholders. The conversion price of the Loan, as well as the other terms of the Agreement with Wisdom & Wealth, was determined based upon arms-length negotiations by our management with Wisdom & Wealth. A copy of the Agreement is attached to this proxy statement as Appendix B.

Reason for request for stockholder approval

Once the Loan becomes convertible, it will be convertible at a conversion price less than both the market value of our common stock and its book value, will result in the issuance of in excess of 19.99% of our outstanding common stock on the date of the Agreement and could result in a change of control of our company. Because our common stock is listed on the NYSE MKT, we are subject to the NYSE MKT’s rules and regulations. Section 713 of the NYSE MKT LLC Company Guide requires listed companies to obtain stockholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions if the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into common stock) is equal to 20% or more of the presently outstanding common stock for less than the greater of book or market value of the stock, or upon a possible change of control of the listed issuer.

The Loan, which matures on December 31, 2015 unless further extended by the mutual agreement of the parties, is not convertible until such time as this proposal 4 is approved at the annual meeting and NYSE Regulation, Inc. approves an additional listing application and such other documents as they deem necessary and appropriate to satisfy the requirements of its rules and regulations with respect to the approval of the additional listing application and the continued listing of our common stock on the NYSE MKT. If both of these conditions precedent are not satisfied, the Loan is not convertible.

Possible consequences of the approval of this proposal

We are not subject to any penalties in the event our stockholders do not approve this proposal or if NYSE Regulation, Inc. does not approve the listing of additional shares and the continued listing of our common stock on the NYSE MKT. If both of these conditions precedent are not satisfied prior to December 31, 2015, we will be obligated to satisfy the Loan in cash. If this proposal 4 is approved and the other conditions precedent are satisfied, of which there are no assurances, the Loan will become immediately convertible. Based upon our discussions with Wisdom & Wealth, we expect it to seek to convert all of a substantial portion of the Loan prior to the maturity date.

Once the Loan becomes convertible, the conversion price fluctuates as it is based upon 85% of volume weighed average price (VWAP) for our common stock during the 10 trading days prior to the conversion date, subject to a floor conversion price of $0.20 per share. We are, therefore, unable to predict the ultimate number of shares of our common stock which may be issued upon the conversion of the Loan. The following table sets forth an example of the number of shares of our common stock issuable upon the conversion of the Loan, once it becomes convertible, initially based upon an assumed conversion price of $0.425 which equals the conversion price on September 8, 2015, and at thereafter at lesser conversion prices based upon the Loan balance of $4,092,457 assuming the conversion of the Loan in its entirety at one time:

Assumed conversion price	Total shares of common stock to be issued upon full conversion of loan amount	Proforma total issued and outstanding shares of common stock after conversion	% of Issued and Outstanding Shares (1)
			Before Conversion	After Conversion
$0.425	9,629,310	17,809,011	117.7%	54.1%
$0.383	10,699,234	18,878,935	130.8%	56.7%
$0.340	12,036,638	20,216,339	147.2%	59.5%
$0.319	12,839,081	21,018,782	157.0%	61.1%
$0.255	16,048,851	24,228,552	196.2%	66.2%
$0.20 (Floor price)	20,462,285	28,641,985	250.2%	71.4%

(1)     Based upon 8,179,701 shares of our common stock issued and outstanding, and giving no effect to the issuance of any additional shares by us.

Providing that a conversion of the Loan is made in accordance with the terms of the Agreement, and assuming the required holding period under Rule 144 of the Securities Act of 1933, has been satisfied, the certificate representing the conversion shares will be issued without restrictive legend in accordance with the provisions of Rule 3(a)(9) of the Securities Act of 1933 unless Wisdom & Wealth is a "reporting person" under Federal securities laws. In that event, we may place a control stock legend on the certificate(s) representing the conversion shares.

As set forth above, the issuance of shares of our common stock upon conversion(s) of the Loan will be dilutive to our existing stockholders. In all likelihood, the market price of our common stock will decline as the number of our outstanding shares is increased upon conversion(s) of the Loan, particularly if the certificates are issued free of restrictive legend and those shares are resold into the market by Wisdom & Wealth.

While the issuance of shares of our common stock upon possible conversion of the Loan will have a dilutive effect on our earnings per share and on each stockholder’s percentage voting power, in order to enable us to satisfy the obligation through the issuance of equity in lieu of cash, we are asking you to consider and vote upon this proposal. There are no assurances, however, that even if this proposal is approved, that the other conditions precedent will be satisfied, that the Loan will become convertible or that Wisdom & Wealth will seek to convert the Loan into shares of our common stock. In that event, we would be required to restructure the Loan prior to its maturity date or the Loan would be in default.

Vote required

Approval of this proposal requires the affirmative vote of the holders of a majority of our shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR” APPROVAL OF THE ISSUANCE OF IN EXCESS OF 19.99% OF OUR COMMON STOCK UPON THE CONVERSION OF THE LOAN

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the annual meeting. If, however, other matters properly come before the 2015 annual meeting, the accompanying proxy authorizes the person named as proxy or his substitute to vote on such matters as he determines appropriate.

DISSENTER'S RIGHTS

Under Nevada law there are no dissenter's rights available to our stockholders in connection with any matter submitted to a vote of our stockholders at the 2015 annual meeting.

CORPORATE GOVERNANCE

Board of directors

Our board of directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the board of directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, who is also Chairman of the Board, other key executives and by reading the reports and other materials that we send them and by participating in board of directors and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. The board of directors adheres to corporate governance principles designed to assure the continued vitality of the board of directors and excellence in the execution of its duties. The board of directors is responsible for supervision of the overall affairs of our company. The Board currently consists of four directors. Three of the directors are citizens of China and one is a citizen of Canada. There are no family relationship between any of the executive officers and directors.

During 2014 our board of directors held six meetings and acted an additional 20 times by unanimous written consent. No member of the Board attended less than 75% of the aggregate of total meetings of the Board or meetings of any committee on which he may also serve in 2014. We do not have a policy with regard to Board members' attendance at annual meetings of our stockholders. Four Board members attended our 2014 annual meeting, either in person or by telephonic conference call.

Director independence

The board of directors has determined that a majority of our current directors have no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is an “independent director” as defined in the NYSE MKT Company Guide. In determining the independence of our directors, the board of directors has adopted independence standards specified by applicable laws and regulations of the SEC and the listing standards of the NYSE MKT. In making the determination of the independence of our directors, the board of directors considered all known transactions in which Armco Metals and any director had any interest, including any discussed under “Certain Relationships and Related Transactions” below.

Our independent directors may meet at any time in their sole discretion without any other directors or representatives of management present. Each independent director has access to the members of our management team or other employees as well as full access to our books and records. We have no policy limiting, and exert no control over, meetings of our independent directors.

Director qualification

The following is a discussion for each director of the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to recommend to the Board, and for the Board to conclude, that the individual should be serving as a director of our company.

Kexuan Yao. Our board of directors believes Mr. Yao’s experience in the metal ore business and his experience and success in operating our company are important attributes that enhance the overall quality of the board of directors.

William Thomson. Our board of directors believes Mr. Thomson’s professional qualifications as a chartered accountant as well as his experience in finance, corporate governance and development and business operations bring valuable insights to the board’s oversight of business operations, financing and corporate governance.

Kam Ping Chan. Our board of directors believes that Mr. Chan’s extensive experience in the metals and minerals industries brings important perspective to our Board.

Weiping Shen. Our board of directors believes that Mr. Shen's experience as a financial commenter and journalist at the financial channel, and his experience in investment research and management, and his efforts in developing a large network in the media industry and the capital markets in China are key to his qualification for inclusion on the board of directors.

In addition to the individual skills and background described above, the Board has also concluded that each of these individuals will continue to provide knowledgeable advice to our other directors and to senior management on numerous issues facing our company and on the development and execution of our strategy.

Board leadership and oversight in risk management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including liquidity risk, operational risk, strategic risk and reputation risk. Mr. Yao serves as both our Chief Executive Officer and the Chairman of the Board. Our Board does not have a policy on whether the role of Chairman and Chief Executive Officer should be separate or combined, but believes that the most effective leadership structure for us at this time is to have these roles combined. Given our size, we believe having a single leader for both our company and the board of directors eliminates duplication of effort and efficiency while providing clear leadership for our company.

We do not have a lead independent director; however, three of the four our current directors are independent and each of our standing committees (Audit, Compensation and Nominating and Corporate Governance and Compensation) is comprised solely of independent directors. We believe this structure provides adequate oversight of our operations by our independent directors in conjunction with our Chairman/CEO.

The business and operations of our company are managed by our Board as a whole, including oversight of various risks, such as operational and liquidity risks that our company faces. Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole, has responsibility for the oversight of risk management. In his role and as independent director, our independent directors meet regularly with management to discuss strategy and risks we face and to address any questions or concerns he may have on risk management and any other matters.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. A copy of the Code of Business Conduct and Ethics is available on the Investor Relations page of our website at www.armcometals.com. We will post on our website any amendment to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers.

Director compensation

In accordance with our board of directors' general policy directors who are full time employees are not paid for board service in addition to their regular employee compensation. Mr. Yao is a full-time employee. The board of directors’ general policy on director compensation for non-employee directors is that such compensation should consist of a combination of cash and equity based compensation.

Pursuant to our offer letter to Mr. Thomson, as compensation for his serving as our director in 2014 we agreed to pay him cash compensation of $40,000, payable on a quarterly basis. Pursuant to our offer letter to Mr. Chan, as compensation for his serving as our director in 2014 we agreed to pay him cash compensation of $20,000, payable on a quarterly basis, and a grant of 625 shares of our common stock under the 2009 Plan, vesting 50% on June 30, 2014 and the remainder on December 31, 2014. Pursuant to our offer letter to Mr. Shen, as compensation for his serving as our director in 2014 and the first five months of 2015 we agreed to grant him 5,000 shares of our common stock under our 2009 Plan, vesting 50% on September 30, 2014 and the remainder on May 3, 2015. Because Mr. Shen was not our director after November 17, 2014, he forfeited the 2,500 shares compensation for 2014.

The following table summarizes the compensation paid by us to our directors during 2014.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
William Thomson	40,000	-	-	-	-	-	40,000
Kam Ping Chan	20,000	2,019	-	-	-	-	22,019
Weiping Shen (2)	-	6,484	-	-	-	-	6,484
Shiqing Yue	-	-	-	-	-	-	-

(1)     The amounts in this column represent the fair value of the award as of the grant date as computed in accordance with FASB ASC Topic 718 based upon the fair market value of the common stock on the date of grant.

(2)     Mr. Yue served as a member of our board of directors from November 17, 2014 until February 10, 2015.

Compensation arrangements - 2015

Pursuant to our offer letter to William Thomson, Mr. Thomson, as compensation for serving as our director, shall receive an annual salary of $40,000 during the fiscal year of 2015, payable on a quarterly basis.

Pursuant to our offer letter to Kam Ping Chan, Mr. Chan, as compensation for serving as our director, shall receive a salary of $40,000 during the fiscal year of 2015, payable on a semiannual basis.

Pursuant to our offer letter to Weiping Shen, Mr. Shen, as compensation for serving as our director, shall receive a salary of RMB 100,000 (approximately $15,642) from February 10, 2015 to February 10, 2016, payable on a semiannual basis.

Board committees

The board of directors has standing Audit, Nominating and Corporate Governance and Compensation committees. Each committee has a written charter. The charters are available on our website at www.armcometals.com. All committee members are independent directors. Information concerning the current membership and function of each committee is as follows:

Director	Audit Committee Member	Compensation Committee Member	Nominating and Governance Committee Member

William Thomson	✔ (1)	✔ (1)	✔
Kam Ping Chan	✔	✔	✔
Weiping Shen	✔	✔	✔ (1)

(1)     Denotes Chairman.

Audit Committee

The Audit Committee is responsible for fulfilling its oversight responsibility in the areas of audit and compliance and overseeing our financial reporting process, including monitoring the integrity of the financial statements and the independence and performance of the registered public accounting firm and supervising our compliance with legal and regulatory requirements. The Audit Committee is composed of three directors, each of whom has been determined by the board of directors to be independent as defined by the NYSE MKT Company Guide. The Board has determined that Mr. Thomson, the Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by the SEC.

AUDIT COMMITTEE REPORT

Report of the Audit Committee of the Board of Directors

The Audit Committee provides assistance to the board of directors in fulfilling its oversight responsibilities relating to our corporate accounting and reporting practices toward assurance of the quality and integrity of our consolidated financial statements. The purpose of the Audit Committee is to serve as an independent and objective party to monitor our financial reporting process and internal control system; oversee, review and appraise the audit activities of our independent registered public accounting firm and internal auditing function, maintain complete, objective and open communication between the board of directors, the independent accountants, financial management and the internal audit function.

Our independent registered public accounting firm reports directly to the Audit Committee and the Audit Committee is solely responsible to appoint or replace our independent registered public accounting firm and to assure its independence and to provide oversight and supervision thereof. The Audit Committee determines compensation of the independent registered public accounting firm and has established a policy for approval of non-audit related engagements awarded to the independent registered public accounting firm. Such engagements must not impair the independence of the registered public accounting firm with respect to our company as prescribed by the Sarbanes-Oxley Act of 2002; thus payment amounts are limited and non-audit related engagements must be approved in advance by the Audit Committee. The Audit Committee determines the extent of funding that we must provide to the Audit Committee to carry out its duties and has determined that such amounts were sufficient in 2014.

With respect to the fiscal year ended December 31, 2014, in addition to its other work, the Audit Committee:

●	reviewed and discussed with management our audited consolidated financial statements as of December 31, 2014 and for the year then ended;
●

discussed with MaloneBailey LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent registered public accounting firm during its examination of our financial statements; and

●

received from MaloneBailey LLP written affirmation of its independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In addition, the Audit Committee discussed with MaloneBailey LLP its independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

The Audit Committee recommended, based on the review and discussion summarized above, that the board of directors include the 2014 audited consolidated financial statements in the 2014 10-K for filing with the SEC.

Audit Committee of the Board of Directors of Armco Metals Holdings, Inc.
Dated: March 30, 2015
/s/ William Thomson, Chairman
/s/ Weiping Shen
/s/ Kam Ping Chan

Compensation Committee

The Compensation Committee is responsible for establishing and reviewing our compensation and employee benefit policies. The Compensation Committee reviews and recommends to the board of directors for approval the compensation for our Chief Executive Officer and all of our other executive officers, including salaries, bonuses and grants of awards under equity incentive plan, and the Committee is also responsible for administrating the equity incentive plan. The Compensation Committee, among other things, reviews and recommends to the board of directors employees to whose awards will be made under our 2009 Plan, as amended, determines the number of options to be awarded, and the time, manner of exercise and other terms of the awards. The Chief Executive Officer provides input to the committee with respect to the individual performance and compensation recommendations for the other executive officers. Although the committee’s charter authorizes the committee to retain an independent consultant, no third party compensation consultant was engaged for 2014. The committee also prepares and supervises the Board’s annual review of director independence and the Board’s annual self-evaluation. The Compensation Committee is composed of three directors, all of whom have been determined by the board of directors to be independent as defined by the NYSE MKT Company Guide. During 2014, the Compensation Committee did not hold any meetings but acted by unanimous written consent on three occasions

Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”)

Dodd-Frank requires public companies to provide stockholders with an advisory vote on compensation of the most highly compensated executives, which are sometimes referred to as “say on pay” as well as an advisory vote on how often the company will present say on pay votes to its stockholders. At our 2013 annual meeting of stockholders, our stockholders approved a non-binding proposal that the frequency of an advisory vote on our executive compensation would be held every three years together with a non-binding resolution approving our executive compensation as described in that proxy statement.

The Securities and Exchange Commission has also approved NYSE listing standards relating to compensation committees of listed companies, including companies on the NYSE MKT. The listing requirements were added pursuant to Dodd-Frank and address:

●	enhanced independence requirement for compensation committee members,
●	compensation committee authority relating to compensation consultants, counsel and other advisers, and
●	the responsibility of the compensation committee to consider potential conflicts of interests when choosing consultants, counsel and other advisers.

As a smaller reporting company, we are not subject to the requirements of these new compensation committee rules, except that a smaller reporting company must have, and certify that we have, and will continue to have, a compensation committee of at least two members, each of whom must be an independent director as defined under the current NYSE MKT independence rules. Our Compensation Committee meets this requirement. In addition, while a smaller reporting company must certify that it has adopted a formal written compensation committee charter or board resolution that specifies certain of the content discussed above, it will not need to incorporate into its charter or board resolutions provisions regarding authority to retain and fund compensation consultants, counsel, and advisers and responsibility to consider the independence of compensation consultants, counsel, and advisers.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was formed to:

●

assist the board of directors by identifying individuals qualified to become Board members and to recommend for selection by the board of directors the director nominees to stand for election for the next annual meeting of our stockholders;

●	recommend to the board of directors director nominees for each committee of the board of directors;
●	oversee the evaluation of the board of directors and management, and
●	develop and recommend to the board of directors a set of corporate governance guidelines and enhancements to the Code of Business Conduct and Ethics.

NYSE MKT rules require director nominees to be either selected, or recommended for the board of directors’ selection, either by a majority of our independent directors or our Nominating and Corporate Governance Committee. The committee will consider candidates for directors proposed by security holders. The Nominating and Corporate Governance Committee’s policy is to accept written submissions that include the name, address and telephone number of the proposed nominee, along with a brief statement of the candidate’s qualifications to serve as a director. If the proposed nominee is not the security holder submitting the name of the candidate, a letter from the candidate agreeing to the submission of his or her name for consideration should be provided at the time of submission. If the committee believes it to be appropriate, committee members may meet with the proposed nominee before making a final determination whether to recommend the individual as a nominee to the entire board of directors to stand for election to the Board.

The Nominating and Corporate Governance Committee identifies director nominees through a combination of referrals, including by management, existing Board members and security holders and direct solicitations, where warranted. Once a candidate has been identified, the Nominating and Corporate Governance Committee reviews the individual’s experience and background and may discuss the proposed nominee with the source of the recommendation. Among the factors that the committee considers when evaluating proposed nominees are their knowledge and experience in business matters and in the metals and recycling industry, finance, capital markets and mergers and acquisitions. When identifying nominees to serve as director, while we do not have a policy regarding the consideration of diversity in selecting directors, the Nominating and Corporate Governance Committee seeks to create a board that is strong in its collective knowledge and has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. The committee may request references and additional information from the candidate prior to reaching a conclusion. The committee is under no obligation to formally respond to recommendations, although as a matter of practice, every effort is made to do so.

A majority of the persons serving on our board of directors must be independent. Thus, the committee has considered transactions and relationships between each director or any member of his or her immediate family and us or our affiliates, including those reported under “Certain Relationships and Related Transactions” below. The committee also reviewed transactions and relationships between directors or their affiliates and members of our senior management or their affiliates. As a result of this review, the committee affirmatively determined that each of Messrs. Thomson, Chan and Shen are independent as defined by the NYSE MKT Company Guide.

During 2014, the Nominating and Corporate Governance Committee held one meeting.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, and to the best of our knowledge, all executive officers, directors and persons holding greater than 10% of our issued and outstanding stock have filed the required reports in a timely manner during 2014 except:

●

Mr. Fengtao Wen, our Chief Financial Officer, failed to timely file one Form 4 reporting one acquisition and two Form 4s reporting two dispositions. The delinquent reports have subsequently been filed; and

●	Mr. Shiqing Yue failed to file a Form 3 upon his election to our board of directors in November 2014. Mr. Yue resigned from our Board in February 2015.

Legal Proceedings

There are no legal proceedings to which any director, director nominee, officer or affiliate of our company, any owner of record or beneficially of more than 5% of common stock, or any associate of any such director, officer, affiliate of our company or security holder that is a party adverse to our company or any of our subsidiaries or has a material interest adverse to us.

EXECUTIVE COMPENSATION

Executive officers

Name	Positions

Kexuan Yao	Chairman of the Board and Chief Executive Officer
Fengtao Wen	Chief Financial Officer and Vice General Manager of Renewable Metals

Executive officers of our company are appointed by the board of directors and serve at the pleasure of the Board.

Kexuan Yao. For information regarding Mr. Yao, please see proposal 1 which appears earlier in this proxy statement.

Fengtao Wen. Mr. Wen, 41, has served as our Chief Financial Officer since June 2008 and as the Vice General Manager of our subsidiary Armco HK formed Armco (Lianyungang) Renewable Metals, Inc. since 2006. Mr. Wen has served as the accounting manager of our Henan Armco & Metawise Trading Co., Ltd. ("Henan Armco") subsidiary since 2005 and is responsible for supervision of financial controls and management of these entities. From 1996 to 2005, Mr. Wen worked in the accounting department of Zhengzhou Smithing Co., Ltd. Mr. Wen graduated from the Economics Department of Zhengzhou University in 1996.

Summary compensation table

The following table summarizes all compensation recorded by us in the past two years for:

•	our principal executive officer or other individual serving in a similar capacity,
•

our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2014 as that term is defined under Rule B-7 of the Securities Exchange Act of 1934, and

•	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2014.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.”

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	No equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Kexuan Yao (2)	2014	213,070	-	249,500	-	-	-	-	462,570
Chief Executive Officer	2013	177,486	-	355,250	-	-	-	-	532,736
Fengtao Wen(3)	2014	52,778	-	7,362	-	-	-	-	60,140
Chief Financial Officer	2013	30,072	-	47,000	-	-	-	-	77,072

(1)     The amounts in this column represent the fair value of the award as of the grant date as computed in accordance with FASB ASC Topic 718 based upon the fair market value of the common stock on the date of grant.

(2)     Mr. Yao's compensation for 2014 included:

●

salary in cash of $112,785 and in stock of approximately 27,857 shares of our common stock for his 2014 services in lieu of cash multiplied by $3.60, which was the closing stock price per share on April 9, 2014, the date of grant. Such shares fully vested on the date of grant; and

●

12,500 shares of our common stock for each quarter of 2014 services multiplied by $4.99, which was the closing stock price per share on February 8, 2012, the date of grant per employment agreement. Each of such 12,500 shares vested on April 1, 2014, July 1, 2014, October 1, 2014 and January 1, 2015, respectively.

Mr. Yao's compensation for 2013 included:

●

salary in cash of $93,557 and in stock of approximately 17,857 shares of our common stock for his 2013 services in lieu of cash multiplied by $4.70, which was the closing stock price per share on November 5, 2013, the date of grant. Such shares fully vested on the date of grant,

●

22,500 shares of our common stock for his 2013 services in lieu of cash multiplied by $4.70, which was the closing stock price per share on November 5, 2013, the date of grant. Such shares fully vested on the date of grant; and

●

12,500 shares of our common stock for each quarter of 2013 services multiplied by $4.99, which was the closing stock price per share on February 8, 2012, the date of grant per employment agreement. Each of such 12,500 shares vested on April 1, 2013, July 1, 2013, October 1, 2013 and January 1, 2014, respectively.

(3)     Mr. Wen's compensation for 2014 included:

●	salary in cash of $52,778, and
●

2,045 shares of our common stock for his 2014 services in lieu of cash multiplied by $3.60, which was the closing stock price per share on April 9, 2014, the date of grant. Such shares fully vested on the date of grant.

Mr. Wen's compensation for 2013 included:

●

salary in cash of $30,072 and in stock of 2,023 shares of our common stock for his services in lieu of cash multiplied by $4.70, which was the closing stock price per share on November 5, 2013, the date of grant. Such shares fully vested on the date of grant,

●

10,000 shares of our common stock for his 2013 services in lieu of cash multiplied by $4.70, which was the closing stock price per share on November 5, 2013, the date of grant. Such shares fully vested on the date of grant.

Executive employment agreements and narrative regarding executive compensation

The following discussion provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under SEC rules and may contain statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

The intent of the compensation program is to align the executive’s interests with that of our stockholders, while providing incentives and competitive compensation for implementing and accomplishing our short-term and long-term strategic and operational goals and objectives. The compensation of the named executive officers consists of base salary, discretionary bonus, and equity in our company.

Chief Executive Officer’s compensation

Employment agreement covering 2014 and 2013 compensation

On February 8, 2012, we entered into an employment agreement with Mr. Kexuan Yao to employ Mr. Yao as our Chairmen of the board of the directors, President, and Chief Executive Officer. This agreement was entered into after the prior agreement with him terminated by its terms in December 2011. The term of employment under the 2012 agreement was from January 1, 2012 until December 31, 2014, unless sooner terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. Yao was entitled to, among others, the following compensation and benefits:

●

a base salary at an annual rate of (i) $250,000 for the period beginning from January 1, 2012 through December 31, 2012; (ii) $275,000 for the period beginning on January 1, 2013 through December 31, 2013; and (iii) $300,000 for the period beginning on January 1, 2014 through December 31, 2014;

●	a cash bonus equal to 50% of Mr. Yao’s base salary for each year during the contract term;
●

during the employment term, the Compensation Committee had the discretion to grant Mr. Yao annual bonuses pursuant to a specified time or fixed schedule specified under the compensation plan at the date of the deferral of such compensation. Mr. Yao was also eligible to receive any other bonus under any other bonus plan, stock option or equity-based plan, or other policy or program of our company, as may be approved by the Compensation Committee and in accordance with any stockholder approval incentive plan in effect at the time of such decision;

●

Mr. Yao received 150,000 shares of our common stock, subject to the terms and conditions of our 2009 Plan. The shares vested according to the following schedule: 12,500 shares vested on the first day of each quarter over a three year period commencing on April 1, 2012 and terminating on January 1, 2015, provided, however, if the executive was terminated pursuant to employment agreement, Mr. Yao would have forfeited all the unvested shares as of such termination;

●	eligibility to participate in our benefit plans that are generally provided for executive employees;
●	paid vacation of at least less than 25 business days per year, to be credited in accordance with our ordinary policies;
●

we agreed to pay or reimburse Mr. Yao for any expenses, including reasonable attorneys' fees and expenses, actually incurred (and, in the case of reimbursement, paid) by him, up to a maximum of $10,000, in connection with: (i) obtaining the proper work permits and/or visas and/or United States Permanent Resident Card necessary for Mr. Yao to provide services to us in the United States; and (ii) the preparation of his and his spouse’s (if applicable) United States income tax returns as required by law; and

●	we agreed to reimburse Mr. Yao the amount of the premiums paid by him on a term life policy for the benefit of his and his designated beneficiaries with a death benefit of $2,000,000.

Upon certain termination events and a change in control of our company, Mr. Yao was entitled to certain payments from us as described in the employment agreement. No such events occurred during the term of the 2012 employment agreement.

Current employment agreement

Upon the expiration of the 2012 employment agreement, in February 2015 we entered into a new employment agreement with Mr. Yao. The term of employment under the new employment agreement is from January 1, 2015 until December 31, 2015, unless sooner terminated in accordance with the terms of the agreement. Pursuant to the 2015 employment agreement, Mr. Yao will be entitled to, among others, the following compensation and benefits:

●	a base salary at an annual rate of $250,000;
●

if awarded by the Compensation Committee, he may be entitled to a cash bonus equal up to 50% of Mr. Yao’s base salary which, if awarded, would be payable two and one-half months following the year in which the base salary is payable;

●	during the employment term, the Compensation Committee has the discretion to grant Mr. Yao additional bonuses in its sole discretion;
●	as additional compensation, Mr. Yao received a restricted stock grant of 60,000 shares of our common stock under our 2009 Plan, vesting in four equal quarterly installments beginning on April 1, 2015;
●	eligibility to participate in our benefit plans that are generally provided for executive employees;
●	paid vacation of at least less than 25 business days per year, to be credited in accordance with our ordinary policies;
●

we agreed to pay or reimburse Mr. Yao for any expenses, including reasonable attorneys fees and expenses, actually incurred (and, in the case of reimbursement, paid) by him, up to a maximum of $10,000, in connection with: (i) obtaining the proper work permits and/or visas and/or United States Permanent Resident Card necessary for Mr. Yao to provide services to us in the United States; and (ii) the preparation of his and his spouse’s (if applicable) United States income tax returns as required by law; and

●	we agreed to reimburse Mr. Yao the amount of the premiums paid by him on a term life policy for the benefit of his and his designated beneficiaries with a death benefit of $2,000,000.

The employment agreement will be terminated in the event of Mr. Yao's death or disability, by us with or without cause, or by Mr. Yao with or without good reason. In addition, upon a change of control, change of ownership, change in effective control and/or change in ownership of substantial assets, all as described in the employment agreement, Mr. Yao has the right to terminate the employment agreement. Depending upon the reason for termination, Mr. Yao may be entitled to receive certain severance and other payments. The agreement contains customary confidentiality, non-compete and non-circumvention provisions and we agreed to indemnify Mr. Yao in certain circumstances.

Other named executive officers’ compensation

Our Chief Financial Officer and Vice General Manager of Renewable Metals is not a party to an employment agreement with our company. His compensation is determined by the board of directors, by reviewing and acting upon proposals by non-interested management. The proposals are formed based upon the scope of the named executive officer’s duties and responsibilities to our company and a number of performance-based factors including, the individual performance in each evaluation period, and the company’s financial (such as revenue growth, profitability, increase return on investment) and non-financial performance (such as improvement of timely delivery, quality control, cost control, safety of operation, increase of customer base and satisfaction. The board of directors also considers pay practice to executives in comparable companies in the location where such executives are based.

Outstanding equity awards at fiscal year-end

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2014:

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)
Kexuan Yao	-	-	-	-	-	12,500	62,375	12,500	62,375

(1)	This column reflects the number of shares of our restricted common stock awarded to Mr. Yao that had not yet vested as of December 31, 2014.
(2)	Determined based on the closing market price of our common stock on February 8, 2012, the grant date of $4.99 per share.
(3)	Number of shares reflects 12,500 shares of restricted common stock which shall vest on January 1, 2015 if Mr. Yao remains as our employee at the time of vesting.

PRINCIPAL STOCKHOLDERS

At September 8, 2015, we had 8,179,701 of common stock issued and outstanding. The following table sets forth information known to us as of September 8, 2015 relating to the beneficial ownership of shares of our common stock by:

●	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;
●	each director and nominee;
●	each named executive officer; and
●	all named executive officers and directors as a group.

Except as otherwise noted below, the address of each of the persons shown in the above table is c/o Armco Metals Holdings, Inc., 1730 S. Amphlett Boulevard, Suite 230, San Mateo, CA 94402. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Common Stock
Name and Address of Beneficial Owner (1)	Shares	%
Kexuan Yao (1)	1,686,297	20.62%
Fengtao Wen	1	<1%
Weiping Shen	11,000	<1%
Kam Ping Chan	3,500	<1%
William Thomson	2,625	<1%
All directors and executive officers as a group (five persons) (1)	1,703,423	20.82%

(1)

The number of shares beneficially owned by Mr. Yao includes 1,587,519 shares of common stock directly owned by Mr. Yao, 98,778 shares of common stock owned by his spouse, and 15,000 shares underlying vested restricted stock awards under Mr. Yao’s employment agreement dated March 19, 2015 if he remains as an employee at the time of vesting.

Securities authorized for issuance under equity compensation plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our stockholders as of December 31, 2014.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plans approved by our stockholders: Amended and Restated 2009 Plan	1,120,000	-	-
Plans not approved by stockholders:	-	-	-

Information regarding the material terms of our 2009 Plan is contained earlier in this proxy statement under proposal 3.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following sets forth a summary of transactions since the beginning of 2013, or any currently proposed transaction, in which our company was to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest, other than compensation described earlier in this proxy statement under Executive Compensation. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

On January 1, 2006, Henan Armco entered into a non-cancellable operating lease for its 176.37 square meters commercial office space in the City of Zhengzhou, Henan Province, PRC with Mr. Kexuan Yao for RMB 10, 000 per month, which expired on December 31, 2008 and has been extended through December 31, 2014. Total lease payments for 2014 and 2013 amounted to RMB 120,000 (equivalent to $19,525 and $19,373, respectively). On December 31, 2014, the lease renewed for one year expiring on December 31, 2015 with same term.

On March 29, 2013, we executed a promissory note in the amount of $1,000,000 payable to Mr. Yao. The note, which was due in one year, accrued interest at 8% per annum. The proceeds were used for working capital purposes. On October 28, 2013, the note was converted into approximately 201,033 shares of our common stock, at a conversion price of $5.20 per share, such price being equal to the average of the last three closing bid prices of the common stock on the NYSE MKT, pursuant to certain subscription agreement entered into between our company and Mr. Yao on October 22, 2013.

From time to time, Mr. Yao advances funds to us for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand. As of December 31, 2014 and December 31, 2013, we owed him $877,076 and $668,332, respectively, net of repayments during those periods. During 2014 we also borrowed $893,752 from related parties, including Mr. Yao, for working capital, and repaid $372,888 of those obligations. We borrowed additional funds from Mr. Yao and at June 9, 2015 we owed him $976,366. On June 9, 2015 we entered into a loan agreement with Mr. Yao memorializing this obligation and the Audit Committee of our board of directors approved the conversion of this obligation into shares of our common stock at a conversion price of $1.50 per share. On June 9, 2015 he converted the entire amount of the obligation into an aggregate of 650,910 shares of our common stock in full satisfaction of this obligation. At June 30, 2015 we owed Mr. Yao $167,117 for working capital advances to us subsequent to this conversion date.

In addition, from time to time Mr. Yao's wife advances funds to us for working capital. Those advances are also unsecured, non-interest bearing and due on demand. At June 30,2015 and December 31, 2014 we owed her $582,618 and $717,703, respectively.

Related Person Transaction Policy

Our board of directors has adopted a written Related Person Transaction Policy that requires the Board or Audit Committee to approve or ratify transactions between our company or one or more of our subsidiaries and any related person involving an amount in excess of $120,000. Under the Related Person Transaction Policy, the board of directors or Audit Committee will review the relevant facts of the proposed transaction and the interest of the related person in the transaction, and either approve or reject the proposed transaction. If a related person transaction that has not been previously approved or previously ratified is discovered, that transaction will be presented to the board of directors or Audit Committee for ratification. No director can participate in the deliberation or approval of any related person transaction in which such director is the related person.

For purposes of the Related Person Transaction Policy, a "related person" means:

●	any director or executive officer of our company,
●	any nominee for director,
●	any 5% beneficial owner of our common stock,
●	any immediate family member of a director, nominee for director, executive officer or 5% beneficial owner of our common stock, and
●

any firm, corporation, or other entity in which any of these persons is employed or is a partner or principal or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

The Related Person Transaction Policy provides that the following types of transactions are not required to be pre-approved under the policy:

●	transactions that are available to related persons on the same terms as such transactions are available to all employees generally;
●

compensation or indemnification arrangements of any executive officer, other than an individual who is an immediate family member of a related person, if such arrangements have been approved by the board of directors or the Compensation Committee;

●

transactions in which the related person's interest derives solely from his or her ownership of less than 10% of the equity interest in another person (other than a general partnership interest) that is a party to the transaction;

●

transactions in which the related person's interest derives solely from his or her ownership of a class of our equity securities and all holders of that class of equity securities received the same benefit on a pro rata basis,

●	director compensation arrangements, if such arrangements have been approved by the board of directors or the Nominating and Corporate Governance Committee; and
●	any other transaction which is not required to be disclosed as a "related person transaction" under applicable securities regulations.

The Related Person Transaction Policy defines the term "immediate family member" to mean any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of a director, nominee for director, executive officer, or 5% beneficial owner of our common stock, and any person (other than a tenant or employee) sharing the household of such director, nominee for director, executive officer, or 5% beneficial owner

STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING

As of the date of this proxy statement, we had not received notice of any stockholder proposals for the 2015 Annual Meeting described herein and proposals received subsequent to the date of this proxy statement will be considered untimely. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2016 annual meeting, the Corporate Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below. Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Armco Metals Holdings, Inc.

1730 S. Amphlett Boulevard

Suite 230

San Mateo, CA 94402

Facsimile: (650) 212-7630

Under Rule 14a-8, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 120 calendar days before the date of our proxy statement release to stockholders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting in the previous year or if the date of this year’s annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. Therefore, stockholder proposals intended to be presented at the 2016 annual meeting must be received by us at our principal executive office no later than May 6, 2016 in order to be eligible for inclusion in our 2016 proxy statement and proxy relating to that meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

You may propose director candidates for consideration by the Board’s Nominating, Corporate Governance and Compensation Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership, information regarding the candidate as would be required to be included in a proxy statement filed pursuant to SEC regulations, and a written indication by the recommended candidate of her or his willingness to serve, and should be directed to the Corporate Secretary of Armco Metals at our principal executive offices: Armco Metals Holdings, Inc., 1730 S. Amphlett Boulevard, Suite 230, San Mateo, CA 94402 within the time period described above for proposals other than matters brought under SEC Rule 14a-8.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

As required, we have filed our 2014 10-K with the SEC. Stockholders may obtain, free of charge, a copy of the 2014 10-K by writing to us at 1730 S. Amphlett Boulevard, Suite 230, San Mateo, CA 94402, Attention: Corporate Secretary, or from our website, www.armcometals.com.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Armco Metals Holdings, Inc., Attention: Corporate Secretary, 1730 S. Amphlett Boulevard, Suite 230, San Mateo, CA 94402 or by faxing a communication to (650) 212-7630.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, Armco Metals Holdings, Inc., 1730 S. Amphlett Boulevard, Suite 230, San Mateo, CA 94402. Please note that additional information can be obtained from our website at www.armcometals.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

San Mateo, CA	BY ORDER OF THE BOARD OF DIRECTORS
September 25, 2015	/s/ Kexuan Yao
Kexuan Yao, Chairman and Chief Executive Officer

APPENDIX A

FOURTH AMENDMENT TO ARMCO METALS HOLDINGS, INC.’S

AMENDED AND RESTATED

2009 STOCK INCENTIVE PLAN

Armco Metals Holdings, Inc. (the “Company”) previously approved and adopted the Amended and Restated 2009 Stock Incentive Plan (the “Plan”) to promote the success and enhance the value of the Company by linking the personal interests of the Plan’s participants to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance in order to help grow the Company and to generate superior returns to its shareholders. By this Amendment, the Company desires to amend the Plan to increase the number of shares available under the Plan.

1.      Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Plan.

2.      The effective date of this Amendment to the Plan shall be_____________, 2015, upon the stockholders’ approval.

3.      Section 4.1 of the Plan is amended and restated in its entirety as follows:

4.1    Number of Shares Available for Awards

“Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be no greater than 1,800,000 shares of Stock, all of which may be granted as Incentive Stock Options. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company.”

4.      This Amendment shall amend only the provisions of the Plan as set forth herein. Those provisions of the Plan not expressly amended hereby shall be considered in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on this ____ day of ________, 2015.

Armco Metals Holdings, Inc.
By:
Kexuan Yao, Chief Executive Officer

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APPENDIX B

AGREEMENT

THIS AGREEMENT is made and entered into as of the 8th day of September, 2015by and betweenShanghai Wisdom & Wealth Investment & Management Co., Ltd., an entity organized under the laws of the People's Republic of China ("Wisdom & Wealth") and Armco Metals Holdings, Inc., a Nevada corporation (the "Guarantor").

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Notice of Debt Transfer dated October 15, 2014 (the "Debt Transfer Agreement"), the Bank of China Lianyungang Branch approved the transfer of the loan from Armco (Lianyungang) Renewable Metals, Inc., an entity organized under the laws of the People's Republic of China and a wholly-owned subsidiary of the Guarantor (the "Borrower") of CNY 50 million (the "Loan") to Lianyungang Chao Yang Construction Development Co., Ltd., an entity organized under the laws of the People's Republic of China ("Lianyungang Chao Yang").

WHEREAS, on December 25, 2014, China Orient Asset Management Corporation, an organization authorized by the People’s Bank of China to dispose of bad assets from banks primarily from Bank of China, transferred the Loan toLianyungang Chao Yang.

WHEREAS, on March 6, 2015, under the terms of a letter of agreement Lianyungang Chao Yang modified the Loan (the "Loan Modification").

WHEREAS, the Borrower has not made the schedule minimum repayments in accordance with the terms of the Loan Modification.

WHEREAS, pursuant to the terms and conditions of that certain Debt Purchase Agreement dated September 7, 2015 by and between Lianyungang Chao Yang and Wisdom & Wealth, Wisdom & Wealth purchased the Loan from Lianyungang Chao Yang.

WHEREAS, the Guarantor had fully guaranteed the payment of the Loan to Lianyungang Chao Yang in accordance with the terms of that certain Guaranty dated September 7, 2015 (the "Guaranty"), which such Guaranty was transferred to Wisdom & Wealth in connection with its acquisition of the Loan.

WHEREAS, the Loan is due on or before December 31, 2015 (the "Maturity Date").

WHEREAS, at June 30, 2015 the Borrower owed $4,092,457 under the Loan (the "Loan Balance").

WHEREAS, the Guarantor and Wisdom & Wealthare each desirous of permitting Wisdom & Wealthto convert the Loan Balance into shares of its common stock pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, it is hereby agreed as follows:

1.     RECITALS. The foregoing recitals are true and correct.

2.     DEFINITIONS. When used in this Agreement,

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"Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

"Beneficial Owner"means any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security; provided, further, that aPerson shall be deemed to be the beneficial owner of a security if that Person has the right to acquire beneficial ownership of such securitywithin 60 days.

"Common Stock" means the common stock, par value $0.001 per share, of the Guarantor.

"Conversion Amount" means, with respect to any Conversion (as hereinafter defined), the amount of the LoanBalance to be converted in such Conversion.

"Conversion Price" means 85% multiplied by the Market Price, provided, however, that the Conversion Price may not be less than $0.20 per share.

"Conversion Shares" means the shares of Common Stock issued upon the Conversion of the Loan Balance.

"Exchange Approval Date" means the date following the Stockholder Approval Date that NYSE Regulation, Inc. gives the Guarantor written notice of its approval of (i) the Additional Listing Application covering the Conversion Shares, and (ii) the continued listing of the Guarantor's Common Stock on the NYSE MKT without the requirement for the Guarantor to requalify for listing.

“Market Price” means the volume weighed average price (VWAP) for the Common Stock during the 10 Trading Days ending on the latest complete Trading Day prior to the Conversion Date as determined by Bloomberg or such other reliable reporting service as mutually agreed upon by Wisdom & Wealth and the Guarantor.

"Person" means a natural person, company, corporation, partnership, association, trust or any unincorporated organization.

"Stockholder Approval Date" means the date that the Guarantor's stockholders approve the issuance of the Conversion Shares at an annual or special meeting of stockholders held in accordance with the laws of the State of Nevada and the rules and regulations of the U.S. Securities and Exchange Commission.

“Trading Day” shall mean any day on which the Common Stock is tradable for any period on the NYSE MKT, or on the principal securities exchange or other securities market on which the Common Stock is then being traded or quoted.

"Trading Price” means the closing bid price of the Common Stock on the NYSE MKT or, if the NYSE MKT is not the principal trading market for the Common Stock, the closing bid price of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded. If the Trading Price cannot be calculated for the Common Stock on such date, the Trading Price shall be the fair market value as mutually determined by Wisdom & Wealth and the Guarantor.

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2.     CONVERSION RIGHTS.

(a)     Wisdom & Wealth shall have the right from time to time, and at any time during the period beginning on the Exchange Approval Date and ending on the Maturity Date, to convert all or any part of the outstanding Loan Balance into fully paid and non-assessable shares of Common Stock (or any shares of capital stock or other securities of the Guarantor into which such Common Stock shall hereafter be changed or reclassified) at the Conversion Price (a “Conversion”). All interest which may accrue on the Loan Balance in accordance with the terms of the Loan Modification shall be paid by the Borrower in cash and shall not be subject to any Conversion.

(b)     The number of shares of Common Stock to be issued upon each Conversion shall be determined by dividing the Conversion Amountby the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to Guarantor by Wisdom & Wealthin accordance with Section 2(c) below (the “Conversion Date”).

(c)     Subject to the provisions of this Agreement, the Loan Balance may be converted by Wisdom & Wealthfrom time to time by submitting to the Guarantor a Notice of Conversion by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date. The Loan Balance may only be converted by Wisdom & Wealth, and the Guarantor shall have no obligation to facilitate a Conversion (i) which provides for the issuance of the Conversion Shares to any other Person, or (ii) if the Notice of Conversion has not been completed by Wisdom & Wealth in a manner so as to comply with the provisions of this Agreement and the exemption from registration of the Conversion Shares in accordance with Rule 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act"). The Guarantor and Wisdom & Wealth shall maintain records showing the amount of the Loan Balance so converted and the dates of such Conversions. Upon receipt by the Guarantor fromWisdom & Wealth of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for Conversion as provided in this Agreement, the Guarantor shall issue and deliver or cause to be issued and delivered to or upon the order of Wisdom & Wealth certificates for the Conversion Shares issuable upon such Conversion within three (3) business days after such receiptsubject to the provisions of Section 4 hereof. In lieu of delivering physical certificates representing the Conversion Shares issuable upon Conversion, provided the Guarantor is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (FAST) program, upon request of Wisdom & Wealth and its compliance with the provisions of this Agreement, the Guarantor shall use its best efforts to cause its transfer agent to electronically transmit the Conversion Shares issuable upon a Conversion to Wisdom & Wealth by crediting the account of Wisdom & Wealth’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(d)     Providing that a Conversion is made in accordance with the terms of this Agreement, and assuming the required holding period under Rule 144 of the Securities Acthas been satisfied,the certificate representing the Conversion Shares shall be issued without restrictive legend in accordance with the provisions of Rule 3(a)(9) of the Securities Act; provided, however, that if Wisdom & Wealth is a Reporting Person (as that term is defined in Section 4 hereof), the Guarantor may place a control stock legend on the certificate representing the Conversion Shares. At its expense, the Guarantor shall deliver such opinions of counsel as its transfer agent deems necessary to facilitate the issuance of the certificates for the Conversion Shares without a restrictive legend.

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3.     REPRESENTATIONS AND WARRANTIES.

(a)     Wisdom & Wealth represents, warrants and covenants to the Guarantor as follows:

(i)     Wisdom & Wealth is an entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets. Wisdom & Wealthhas all requisite corporate power and authority to execute and deliver this Agreement and each instrument to be executed and delivered by Wisdom & Wealth in connection with a Conversion, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by Wisdom & Wealth in connection with any Conversion, the performance of its obligations hereunder and thereunder and the consummation by Wisdom & Wealth of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Wisdom & Wealth, and no other corporate proceedings on the part of Wisdom & Wealth are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by Wisdom & Wealth, and, assuming this Agreement is duly executed by the Guarantor, this Agreement constitutes a valid and binding agreement of Wisdom & Wealth, enforceable against Wisdom & Wealth in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

(ii)     Wisdom & Wealthis the sole and exclusive owner of the Loan which is owned free and clear of all rights, claims, liens and encumbrances of any nature whatsoever;

(iii)     Wisdom & Wealth has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the Loan and this Agreement including (i) the legal requirements of its jurisdiction, (ii) any foreign exchange restrictions applicable to the Loan and this Agreement and the transactions contemplated hereby, (iii) any governmental or other consents that may need to be obtained by Wisdom & Wealth, and (iv) the income tax and other tax consequences, if any, that may be relevant to the Loan, this Agreement and the transactions contemplated hereby;

(iv)     Neither Wisdom & Wealth nor any of its Affiliates is presently an Affiliate of the Guarantor;

(v)     Wisdom & Wealth shall take such actions and execute and deliver such documents as the Guarantor shall reasonably request to facilitate the approval by NYSE Regulation, Inc.of theAdditional Listing Application for the Conversion Sharesand the continued listing of the Guarantor's Common Stock on the NYSE MKT without the requirement for the Guarantor to requalify for listing. Wisdom & Wealth acknowledges its understanding that the LoanBalance is not convertible in accordance with the terms of this Agreement or otherwise until the Exchange Approval Date; and

(vi)     Wisdom & Wealthis experienced in investments and business matters, has made investments of a speculative nature and has such knowledge and experience in financial, tax and other business matters as to enable it to evaluate the merits and risks of, and to make an informed investment decision with respect to, this Agreement. Wisdom & Wealth understands that its acquisition of the Loan and, upon any Conversion thereof, of the ConversionShares, is a speculative investment, and each it represents that it is able to bear the risk of such investment for an indefinite period, and can afford a complete loss thereof.

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(b)     The Guarantor represents, warrants and covenants to Wisdom & Wealth as follows:

(i)     The Guarantor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets. The Guarantor has all requisite corporate power and authority to execute and deliver this Agreement and each instrument to be executed and delivered by it in connection with a Conversion, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and each instrument required hereby to be executed and delivered by the Guarantor in connection with any Conversion, the performance of its obligations hereunder and thereunder and the consummation by the Guarantor of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Guarantor, and no other corporate proceedings on the part of the Guarantor are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by the Guarantor, and, assuming this Agreement is duly executed by Wisdom & Wealth, this Agreement constitutes a valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

(ii)     The Guarantor files annual, quarterly and current reports with the United States Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the “SEC Reports”). Since January 1, 2013 the SEC Reports do not misrepresent a material fact, do not omit to state a material fact and do not omit any fact necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading; and

(iii)     The Conversion Shares have been duly authorized, and upon issuance in accordance with the terms of this Agreement,will be validly issued, fully paid and non-assessable.

4.     COVENANTS OF WISDOM &WEALTH.

(a)     At such time as Wisdom & Wealth shall become the Beneficial Owner of 10% or more of the Guarantor's Common Stock (a "Reporting Person"), at its sole expense Wisdom &Wealthcovenants that it shall promptly comply with the reporting obligations of Regulation 13D-G ("Regulation 13D-G") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and thereafter from time to time while it remains a Reporting Person it shall timely file such amendments and other information as may be required by Regulation 13D-G from time to time. The Guarantor shall not be required to honor any Conversion Notice if it reasonably believes Wisdom & Wealth has failed to make the required filings with the Securities and Exchange Commission as may be required under the Exchange Act.

(b)     Wisdom & Wealth hereby covenants and agrees that it shall not seek to exercise any control directly or indirectly over the Guarantor's business and operations, including those of its consolidatedsubsidiaries, nor shall it otherwise attempt to influence, either directly or indirectly, its management. Wisdom & Wealth further covenants and agrees so long as it shall own any shares of Guarantor's common stock that in connection with any annual or special meeting of stockholders of the Guarantor, or any action by written consent in lieu of a stockholders meeting, it will vote all of its shares of Guarantor's common stock either in favor of (or provide a written consent to) or against the action in question, as determined by the decision of a majority of the Guarantor's stockholders.

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5.     GENERAL PROVISIONS.

(a)     This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

(b)     The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c)     This Agreement and the conversion rights hereunder are not transferrable or assignable by Wisdom & Wealth without the prior written consent of the Guarantor, which such consent may not be forthcoming.

(d)     Each party to this Agreement, as further evidenced by its signature below, acknowledges that it has had the opportunity to obtain the advice of independent counsel of its choosing prior to its execution of this Agreement and that it has availed itself of this opportunity to the extent it deemed necessary and advisable. This Agreement has been prepared by Pearlman Schneider LLP, counsel to the Guarantor.

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto on the date first above written.

ARMCO METALS HOLDINGS, INC.

By:
Kexuan Yao, Chief Executive Officer

SHANGHAI WISDOM & WEALTH INVESTMENT & MANAGEMENT CO., LTD.

By:
Gang Li, Chief Executive Officer

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Exhibit A

Notice of Conversion

To:     Armco Metals Holdings, Inc.

1.     Shanghai Wisdom & Wealth Investment & Management Co., Ltd("Wisdom & Wealth")hereby elects to convert $__________ (the "Conversion Amount") of the Loan Balance into ________ Conversion Shares pursuant to the terms of that certain Agreement dated August __, 2015 (the "Agreement") by and between Wisdom & Wealth and Armco Metals Holdings, Inc. (the "Company"

2.     Please issue and deliver a certificate representing the Conversion Shares to Wisdom & Wealth to its address set forth below. If delivery of the Conversion Shares is requested via DWAC, please check this box and provide the requested information:

☐     The Company is requested to electronically transmit the Conversion Shares issuable pursuant to this Notice of Conversion to the account of Wisdom & Wealth with DTC through a DWAC system transfer.

Name of DTC Prime Broker:          _______________________________

Account Number:                           _______________________________

3.     In order to induce the Company to process this Conversion Notice, Wisdom & Wealth represents, warrants and covenants to the Company that Wisdom & Wealth has fully and timely complied with its reporting obligations, if any, under Regulation 13D-G of the Securities Exchange Act of 1934, as amended.

u

Dated:     _______________, 2015

SHANGHAI WISDOM & WEALTH INVESTMENT & MANAGEMENT CO., LTD

By: ____________________________
Gang Li, Chief Executive Officer

ARMCO METALS HOLDINGS, INC.
1730 S. AMPHLETT BLVD. #230
SAN MATEO, CA 94402

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ARMCO METALS HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Kexuan Yao	☐	☐	☐
1b. William Thomson	☐	☐	☐
1c. Kam Ping Chan	☐	☐	☐
1d. Weiping Shen	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date